FRED ALGER & COMPANY, INCORPORATED

PARTICIPATION AGREEMENT

THIS AGREEMENT is made this 1st day of September, 2016, by and among The Alger Portfolios (the “Trust”), an open-end management investment company organized as a Massachusetts business trust, Horace Mann Life Insurance Company, a life insurance company organized as a corporation under the laws of the State of Illinois, (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the “Accounts”), and Fred Alger & Company, Incorporated, a Delaware corporation, the Trust’s distributor (the “Distributor”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “Commission”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust and the Distributor desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the “Participating Insurance Companies”);

WHEREAS, shares of beneficial interest in the Trust are divided into the following series, which are available for purchase by the Company for the Accounts: with two classes of Shares (Class I-2 and Class S Shares) Alger Capital Appreciation Portfolio, Alger Large Cap Growth Portfolio, and Alger Mid Cap Growth Portfolio, and; and with one class of Shares (Class I-2 Shares) Alger Balanced Portfolio, Alger Growth & Income Portfolio, Alger SMid Cap Growth Portfolio, and Alger Small Cap Growth Portfolio;

WHEREAS, the Trust has received an order from the Commission, dated February 17, 1989 (File No. 812-7076), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Shared Funding Exemptive Order”);

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the “Contracts”);

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;

“WHEREAS, the Company desires to use shares of the specified class or classes of the portfolios indicated on Schedule A (the “Portfolios”) as investment vehicles for the Accounts;

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I.

Purchase and Redemption of Trust Portfolio Shares

1.1. For purposes of this Article I, the Company shall be the Trust’s agent for the receipt from each Account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

1.2. The Trust shall make shares of a specified class or classes of the Portfolios available to the Accounts at the net asset value next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the “Trustees”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio. All trades will be governed by the NSCC rules.

1.3. The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 4:00 p.m. Eastern Time on the next Business Day after the Trust (or its agent) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.

1.4. The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the shares’ net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established hi accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 4:00 p.m. Eastern time on the next Business Day after the receipt by the Trust (or its agent) of the request for redemption. Such payment may be delayed if, for example, the Portfolio’s cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder.

1.5. Payments for the purchase of shares of the Trust’s Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust’s Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.

1.6. Issuance and transfer of the Trust’s Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.7. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the applicable class of shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the same class of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8. The Trust shall calculate the net asset value of each class of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each class of each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset values are calculated and shall use its best efforts to make such net asset values are available to the Company by 6:30 p.m. Eastern time each Business Day. If such Trust provides materially incorrect share net asset value information, such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust shall bear the cost of adjusting the error. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

1.9. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts, to the Fund Sponsor or its affiliates and to such other entities as may be permitted by Section 817(h) of the Internal Revenue

Code of 1986, as amended (the “Code”), the rules and regulations thereunder, or judicial or administrative interpretations thereof. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time. The Trust agrees to provide the Company certification of compliance with Section 817(h) of the Code on a quarterly basis. 1.10. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding materially to those contained in Section 2.11 and Article IV of this Agreement.

ARTICLE II.

Obligations of the Parties

2.1. The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Trust to the Contract owners as required to be distributed to such Contract owners under applicable federal or state law.

2.3. The Trust shall provide such documentation (including a final copy of the Trust’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Contracts issued by the Company and the current prospectus for the Trust. The Trust shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Trust’s prospectus that are used in connection with offering the Contracts issued by the Company.

2.4. The Trust and the Distributor shall provide (1) at the Trust’s expense, one copy of the Trust’s current Statement of Additional Information (“SAI”) to the Company and to any Contract owner who requests such SAI, (2) at the Company’s expense, such additional copies of the Trust’s current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Contracts issued by the Company. The Distributor shall make electronic delivery of Trust Prospectuses and Statements, Alternative Disclosure Statements (if any), periodic reports and proxy solicitation materials available to shareholders in accordance with applicable laws and regulations. The Company shall use its best efforts to encourage its clients who buy portfolio shares to receive such materials electronically. These efforts shall include, hut not be limited to, obtaining such client consent to electronic delivery as is required by law, rule or regulation, and participating in the Investor Communication Services Electronic Delivery program or other suitable electronic delivery program.

2.5. The Trust, at its expense, shall provide the Company with copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to Contract owners. The Trust, at the Company’s expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the Trust’s proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to Contract owners. If requested by the Company, the Trust will provide “camera ready” copy of the periodic reports to shareholders, other communications to shareholders and other such documents. If the Company chooses to receive camera-ready copy of such reports the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such documents distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the documents.

2.6. The Company agrees and acknowledges that the Distributor is the sole owner of the name and mark “Alger” and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall inure to the benefit of the Distributor. Except as provided in Section 2.5, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Distributor. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

2.7. The Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus and/or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter in which the Trust or the Distributor is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or the Distributor is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within three Business Days after receipt of such material.

2.8. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Distributor in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the prior written permission of the Trust, the Distributor or their respective designees. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that “broker only” materials including information therein about the Trust or the Distributor are not distributed to existing or prospective Contract owners.

2.9. The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and the Distributor, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-annual reports pertaining to the Contracts.

2.10. The Trust and the Distributor shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the prior written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

2.11. So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contacts without the prior written consent of the Trust, which consent may be withheld in the Trust’s sole discretion.

2.12. The Company and the Trust will each provide to the other information about the results of any regulatory examination relating to the Contracts or the Trust, including relevant portions of any “deficiency letter” and any response thereto.

2.13. No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this Agreement (except for specified expense reimbursements).

ARTICLE III.

Representations and Warranties

3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Illinois and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that Horace Mann Investors, Inc. the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of Financial Industry Regulatory Authority (“FINRA”).

3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.

3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

3.5. The Trust and the Distributor represent and warrant that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

3.7. The Trust represents and warrants that it is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

3.8. The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-l or other applicable regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

3.9. The Distributor represents that it is duly organized and validly existing under the laws of the State of Delaware and that it is registered, and will remain registered, during the term of this Agreement, as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of FINRA.

ARTICLE IV.

Potential Conflicts

4.1. The parties acknowledge that a Portfolio’s shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; or (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that a material irreconcilable conflict exists and of the implications thereof.

4.2. The Company agrees to report promptly any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised. All communications from the Company to the Trustees may be made in care of the Trust.

4.3. If it is determined by a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that the Trust has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5. For purposes of Section 4.3 through 4.5 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract. The Company shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account’s investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.6. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

4.7. If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE V.

Compliance

5.1. The Trust, the Distributor and the Company shall comply with all applicable federal and state laws, rules, and regulations, in conducting their activities, including but not limited to: federal and state securities laws; all rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction over the Trust, the Distributor and the Company, including but not limited to the Commission and FINRA; all rules, regulations, and procedures of the National Securities Clearing Corporation (the “NSCC”); and all federal and state banking and insurance laws, as applicable. The Distributor shall have full authority to take such action as the Distributor may deem advisable with respect to all matters pertaining to the continuous offering, distribution and redemption of shares of the Trust and this Agreement.

5.2. Upon request, the Distributor will inform the Company as to the states and jurisdictions which, to the best information and belief of the Distributor, the shares of the Trust have been registered for sale or are exempt from the requirement of the respective securities laws of such states and jurisdictions. The Distributor assumes no responsibility or obligation as to the Company’s right to sell shares of the Trust in any state or jurisdiction.

5.3. The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic personal information under federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the “Privacy Laws”). The parties hereby agree (a) not to disclose or use such information except as required to carry out their respective duties under this Agreement or as otherwise permitted by the Privacy Laws in their ordinary course of business; (b) to establish and maintain written procedures reasonably designed to assure the security and privacy of all such information and (c) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties. The obligations contained in this Section 5.3 shall survive the temination of this Agreement.

5.4. Each party shall comply with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules promulgated thereunder, and all applicable federal, state, self-regulatory organization and Commission anti-money laundering laws, rules, and regulations.

5.5. The parties acknowledge that neither the Distributor nor the Trust shall compensate the Company for promoting or selling the shares of the Trust by having the. Trust’s portfolio securities transactions or any form of remuneration resulting from such transactions directed to the Company or the underwriter for the Contracts. Each party further agrees that it has not entered into any agreement with or on behalf of the Trust pursuant to which the Trust or any affiliate is expected to direct portfolio transactions or remuneration received in connection therewith to any party to compensate that party for promoting or selling shares of the Trust. The Trust has implemented policies and procedures reasonably designed to ensure compliance with Rule 12b-1(h) under the 1940 Act.

5.6. The Company agrees that it will make no offers or sales of shares of the Trust in any foreign jurisdiction, except with the express written consent of the Distributor.

5.7. The Company agrees to notify the Distributor within a reasonable time of any claim or complaint or any enforcement action or other proceeding with respect to shares of the Trust offered hereunder against the Company or its affiliates, employees or agents. The Company agrees to cooperate with the Distributor in resolving any such customer complaint. The Company further agrees to cooperate in any regulatory examination of the Distributor to the extent that examination involves the Agreement or the Company’s sales of shares of the Trust.

ARTICLE VI.

Frequent or Disruptive Trading in Shares

6.1. The Trust has adopted written policies and procedures reasonably designed to detect and prevent frequent and/or disruptive trading in shares of the Trust. In addition to effecting its own policies and procedures to detect and prevent frequent and/or disruptive trading in shares of the Trust, the Company agrees to cooperate with the Distributor to effect the Trust’s policies and procedures as follows:

6.2. The Company agrees, on its own behalf, and on behalf of its affiliates, to provide the following information to the Distributor, or its designee:

(i) the contract number or taxpayer identification number (“TIN”) of all shareholders that purchased, redeemed, transferred or exchanged shares of the Trust through an account maintained by the Company during the period covered by the request;

(ii) the amount, date, name or other identifier of any investment professional associated with the shareholder account of such shareholder purchases, redemptions, transfers and exchanges;

(iii) the transaction type of every purchase, redemption, transfer or exchange of shares of the Trust held through the Company during the period covered by the request; and

(iv) any other data mutually agreed upon in wilting.

6.3. Requests to provide information shall set forth the specific period for which transaction information is sought. However, unless otherwise agreed to by the Company, any such request shall not cover a period of more than ninety (90) consecutive business days and the Company shall not be required to provide such shareholder information more frequently than daily.

The Company agrees to transmit the requested information described in Section 6.2 above, to the extent such information is contained in the Company’s books and records, to the Distributor or its designee promptly, but in any event not later than ten (10) business days, after receipt of the request. If the requested information is not contained in the Company’s books and records, the Company agrees to use reasonable efforts to promptly obtain and transmit the requested information.

6.4. To the extent reasonably practicable, the format for any transaction information provided to the Distributor by the Company should be consistent with the NSCC Standardized Data Reporting Format, The Company shall inform the Distributor as soon as practicable if the format of the transaction information changes.

6.5. The Distributor specifically agrees not to use the information received for marketing or any similar purpose without the prior written consent of the Company.

6.6. The Company agrees to take reasonable steps to execute written instructions from the Distributor to restrict or prohibit further purchases or exchanges of shares of the Trust by a shareholder who has been identified by the Distributor as having engaged in transactions of the Trust’s shares (directly or indirectly through the Company’s account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Trust. Instructions must include the following:

the TIN; and

the specific restrictions) to be executed, including the length of time such restriction shall remain in place.

The Company agrees to use reasonable efforts to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions. The Company shall provide written confirmation to the Distributor as soon as reasonably practicable that instructions have been executed.

ARTICLE VII.

Indemnification

7.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Distributor, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 7.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 7.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(f) arise out of or result from the provision by the Company to the Trust of insufficient or incorrect information regarding the purchase or sale of shares of any Portfolio, or the failure of the Company to provide such information on a timely basis.

7.2. Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, “Trust Documents” for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

(d) arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust.

7.3. None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 7.1 or 7.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

7.4. None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 7.1 or 7.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim that has been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 7.1 and 7.2.

7.5. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VIII.

Termination

8.1. This Agreement shall terminate:

(a) at the option of any party upon 60 days’ advance written notice to the other parties, unless a shorter time is agreed to by the parties;

(b) at the option of the Trust or the Distributor if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

(c) at the option of any party upon a determination by a majority of the disinterested Trustees of the Trust that a material irreconcilable conflict exists; or

(d) at the option of the Company upon institution of formal proceedings against the Trust or the Distributor by FINRA, the Commission, or any state securities or insurance department or any other regulatory body regarding the Trust’s or the Distributor’s duties under this Agreement or related to the sale of Trust shares or the operation of the Trust; or

(e) at the option of the Company if the Trust or a Portfolio fails to meet the diversification requirements specified in Section 3.6 hereof; or

(f) at the option of the Company if shares of the Series are not reasonably available to meet the requirements of the Variable Contracts issued by the Company, as determined by the Company, and upon prompt notice by the Company to the other parties; or (g) at the option of the Company in the event any of the shares of the Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or (h) at the option of the Company, if the Portfolio fails to qualify as a Regulated Investment Company under Subchapter M of the Code; or (i) at the option of the Distributor if it shall determine in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity. 8.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. 8.3. The provisions of Article VII and Section 5.3 shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 8.2. ARTICLE IX. Notices Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. If to the Trust: The Alger Portfolios 360 Park Avenue South New York, NY 10010 Attn: General Counsel If to the Distributor: Fred Alger & Company, Incorporated 360 Park Avenue South New York, NY 10010

Attn: General Counsel If to the Company: Horace Mann Life Insurance Company 1 Horace Mann Plaza Springfield, IL 62715 Attn: General Counsel ARTICLE X.

Miscellaneous 10.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. 10.2. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument. 10.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 10.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company. 10.5. All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities. 10.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. 10.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. 10.8. This Agreement shall not be exclusive in any respect.

10.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

10.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

Fred Alger & Company, Incorporated

By:

Name:

Lisa Moss

Title:

Senior Vice President

The Alger Portfolios

By:

Name:

Lisa Moss

Title:

Secretory

Horace Mann Life Insurance Company

By:

Name:

Matthew P. Sharpe

Title:

Executive Vice President

SCHEDULE A

The Alger Portfolios:

Alger Capital Appreciation Portfolio Class 1-2 and Class S

Alger Large Cap Growth Portfolio Class I-2 and Class S

Alger Mid Cap Growth Portfolio Class I-2 and Class S

Alger Small Cap Growth Portfolio Class I-2

Alger Balanced Portfolio Class I-2

Alger Growth & Income Portfolio Class I-2

Alger SMid Cap Growth Portfolio Class I-2

The Accounts:

Horace Mann Life Insurance Company Separate Account

Horace Mann Life Insurance Company Qualified Group Annuity Separate Account

AMENDMENT NO. 1

FUND PARTICIPATION AND SERVICE AGREEMENT

The Fund Participation and Service Agreement (the “Agreement”), dated March 24, 2014, by and among Horace Mann Life Insurance Company, for itself and on behalf of one or more separate accounts of the Insurance Company, American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agency”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series”), is hereby amended. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

For good and valuable consideration received and acknowledged by the parties, effective November 2, 2016 , the Agreement is amended as follows:

1. Class 1 shares of the Funds (“Class 1 Shares”) is added to the introductory paragraph.

2. All references to “Shares” now include Class 1 shares.

3. The first sentence of Section 1 .a. is hereby deleted and replaced with the following:

“As distributor of the Series, AFD agrees to make Class 1 shares, Class 4 shares and Class P2 shares of the Funds available that offer such share classes to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit A pursuant to the terms of the this Agreement.”

4. Section 1 .c. is hereby amended to add the following:

“The Insurance Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement in respect of Separate Accounts holding Class 1 shares on behalf of AFD, Transfer Agent and the Funds in connection with the sale and servicing of the Contracts. The services to be provided by the Insurance Company to its Separate Accounts include, (i) mailing and otherwise making available to Contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semiannual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from Contractholders including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units owned by the Contractholder in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; and (iv) preparing and mailing IRS Form 1099-R, IRS Form W-2 and/or other IRS forms as required by applicable Internal Revenue Service rules and regulations. Administrative services to Contractholders shall be the responsibility of the Insurance Company and shall not be the responsibility of AFD, Transfer Agent or any of their affiliates.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above. HORACE MANN LIFE INSURANCE COMPANY, for itself and on behalf of the Separate Accounts By: Name: Matt Sharpe Title: EVP-ALG AMERICAN FUNDS DISTRIBUTORS, INC. By: Name: Timothy W. Mchale Title: Secretary AMERICAN FUNDS INSURANCE SERIES Approved for Signature by CRMC Legal Dept. By: Name: Steven / Roszalka Title: Secretary AMERICAN FUNDS SERVICE COMPANY By: Name: Angela M. Mitchell Title: Secretary CAPITAL RESEARCH AND MANAGEMENT COMPANY By: Name: Michael J. Downer Title: SVP and Secretary

FUND PARTICIPATION AGREEMENT THIS AGREEMENT is executed as of 12/1/2016, and effective as of 3/15/2017 (the “Effective Date”), by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the “Fund”), BLACKROCK INVESTMENTS, LLC (“BRIL” or the “Underwriter”), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Horace Mann Life Insurance Company, a life insurance company organized under the laws of the state of Illinois (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (each separate account hereinafter referred to individually as an “Account” and collectively as the “Accounts”). W I T N E S S E T H : WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission (“SEC”) to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the “1933 Act”); and WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the “Participating insurance Companies”); and WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the 1934 Act, is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and acts as principal underwriter of the shares of the Fund; and WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and WHEREAS, the several series of shares of the Fund offered now or in the future by the Fund to the Company and the Accounts are described on Schedule B attached hereto (each, a “Portfolio,” and, collectively, the “Portfolios”); and WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Shared Fund Exemptive Order”); and WHEREAS, BlackRock Advisors, LLC (“BAL”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund’s investment adviser; and WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the “Contracts”) and will sell the Contracts to owners of the Contracts (“Contract owners”); and WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the “Shares”) on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares’ net asset value. NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows: ARTICLE 1 Sale of the Fund Shares 1.1 Subject to Section 1.3, the Fund shall make Shares of the Portfolios available to the Accounts at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectuses and statements of additional information of the Portfolios (collectively, the “Prospectus”). Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the “Directors”) may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state Laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio. 1.1 (a) If there are corrections to a Portfolio’s net asset value, the following provisions shall apply: Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, any corrections to a Portfolio’s net asset value for the prior Trade Date (as hereinafter defined) will be submitted through the Mutual Fund Profile with the correct net asset value and applicable date. If the corrections are dated later than Trade Date plus one, an electronic transmission should be sent in addition to the Mutual Fund Profile submission; or Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Portfolio’s net asset value should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Portfolio net asset value, the correct net asset value, and, to the extent communicated to Portfolio shareholders, the reason for the adjustment. 1.1(b) Fund/SERV Transactions. If the parties choose to use Fund/SERV or any other NSCC service, the following provisions shall apply: The Company and the Fund or its designee will each be bound by the rules of the National Securities Clearing Corporation (“NSCC”) and the terms of any NSCC agreement filed by it with the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the “NSCC Systems”). Any information transmitted through the NSCC Systems by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC.

Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party. On each Business Day (as hereinafter defined), the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading (as hereinafter defined) on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the “Trade Date”) no later than 7:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date. All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. Unless otherwise informed in writing, such redemption wires should be sent to: State Street Bank & Trust Co. ABA#: 011000028 Account Title: Account No.: Reference: 1.1(c) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply: Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company’s discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day. All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date. Purchases. The Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BRIL or its designee purchase amounts no later than the close of the Federal Reserve Wire Transfer System (the “Fedwire System”) on the next Business Day following the Trade Date. Redemptions. With respect to redemption orders placed by the Company by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first

Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions no Later than the close of the Fedwire System on the first Business Day following the Trade Date. Unless otherwise informed in writing, such redemption wires should be sent to: State Street Bank & Trust Co. ABA#: 0111000028 Account Title: Account No.: Reference: 1.2 Subject to Section 1.3, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the Prospectus of the Portfolios. The Fund shall make payment for such Shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder). 1.3(a) The Company will not aggregate orders received from its Contract owners after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (the “Close of Trading”) with orders received before the Close of Trading, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading and to minimize errors that could result in late transmission of orders. Orders received by the Company before the Close of Trading are eligible to receive that Business Day’s net asset value, and Orders received by the Company after the Close of Trading are eligible to receive the next Business Day’s net asset value. (b) Notwithstanding anything to the contrary in this Agreement, the Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract owners in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund’s Prospectus on the prior Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund’s Prospectus, in the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in proper form and in accordance with the terms of this Agreement. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all Liability in acting upon, the instructions of the authorized individuals. 1.4 Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for on the next Business Day following the Trade Date. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order.

Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 (first Business Day after Trade Date), shall be paid for no later than the end of the Business Day on which the Fund receives notice of the order (first Business Day after Trade Date). Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by the Fund or its designee pursuant to Section 1.3, the Fund or its designee shall hold the Company harmless from any Losses reasonably sustained by the Company as the result of acting in reliance on such redemption order. 1.5 Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account. 1.6 The Fund or its designee shall furnish prompt written notice by email to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing by email of the number of Shares so issued as payment of such income, dividends and distributions. 1.7 The Fund shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated and shall use its best efforts to make such net asset value per Share available by 7:00 p.m. Eastern Time. If the Fund provides materially incorrect net asset value information, it shall make an adjustment to the number of Shares purchased or redeemed for any affected Account to reflect the correct net asset value. Any material error in the calculation or reporting of net asset value, dividend or capital gains information shall be reported promptly in writing by email upon discovery to the Company. 1.8 The Company agrees that it will not take any action to operate an Account as a management investment company under the 1940 Act without the Fund’s and the Underwriter’s prior written consent. 1.9 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time. 1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement. 1.11 The Fund reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Fund, in its sole opinion, believes any of the Company’s Contract owners is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio (“Market Timing”). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract owners, to provide such relevant information about Market Timing to the Fund as it may reasonably request, including but not limited to such Contract owner’s identity, and to prevent Market Timing from occurring by or because of Contract owners. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund’s rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE 2 Obligations of the Parties 2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares. 2.2 At least annually, the Underwriter or its designee shall provide the Company with a PDF of the current prospectus of the applicable Portfolio(s) suitable for duplication by the Company for distribution to existing Contract owners whose Contracts are funded by Shares of such Portfolio(s) and to prospective purchasers of Contracts. The Underwriter or its designee will pay the Company’s usual, customary and reasonable printing costs for printing prospectuses for existing Contract owners. The Company will bear the costs of printing prospectuses for prospective purchasers of Contracts. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the printing expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any printing expenses. If the Company prints such documents, Company agrees that any printer its selects shall be a reputable printer within the industry. The Company may use such PDF described above to assist with the updating of any of its Contract prospectuses or related materials in order to have the prospectuses of the Portfolios conform to the Company’s Contract prospectuses or related materials, with the expenses of such updating, including printing, to be borne by the Company. For purposes of this Section 2.2 only, references to a Portfolio’s “prospectus” shall exclude the related statement of additional information. 2.3 The Fund or its designee shall provide a master PDF of the statement of additional information for the Portfolios to the Company (suitable for duplication by the Company at the Company’s expense) for distribution to any owner of a Contract funded by the Shares or to a prospective purchaser who requests such statement. 2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund’s proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners. 2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL (“Fund Parties”) or any Portfolio or any entity with BlackRock in its name is named at least fifteen Business Days prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, any Portfolio, the Underwriter, or BAL or any entity with BlackRock in its name is named (such materials together with Contract prospectuses and statements of additional information, “Company Materials”), at least fifteen Business Days prior to its use. No Company Materials shall be used if any of the Fund Parties reasonably objects to such use within fifteen Business Days after receipt of such material. Notwithstanding the foregoing, the Company need not furnish, or cause to be furnished, to the Fund or its designee revisions to Company Materials previously approved by the Fund or its designee (“Updated Company Materials”) unless the Company Materials on which they are based have been materially changed. The Fund or its designee also reserves the right to review Company Materials and Updated Company Materials at any time upon request made by the Fund or its designee to the Company. The Fund or its designee may reasonably object to the continued use of any Company Materials or Updated Company Materials. No Company Materials or Updated Company Materials shall be used if the Fund or its designee so objects. 2.6 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports: (a) the Company’s annual financial report (prepared under generally accepted accounting principles (“GAAP”, if any); (b) the Company’s quarterly statements, if any; (c) any financial statement, proxy statement, notice or report of the Company sent to policyholders; and (d) any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator. 2.7 Notwithstanding anything to the contrary in this Agreement, the Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or Prospectus for the Shares (as such registration statement and Prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter. 2.8 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company. 2.9 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states. 2.10 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Account that are owned by the Company for its general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund’s sole discretion. 2.11 (a) The Company will furnish the Fund or its designee (including, without limitation, any auditors designated by the Fund) with such information in connection with this Agreement and/or any agreement for the provision of administrative services or distribution-related services by the Company for the Fund (the “Related Agreements”) as it may reasonably request (including, without limitation, periodic certifications confirming the Company’s provision of services for the Fund) and will cooperate with the Fund or its designee in connection with the preparation of reports to the Board of Directors concerning this Agreement and/or any Related Agreement and the monies paid or payable pursuant to this Agreement or any Related Agreement, as well as any other reports or filings that may be required by law. (b) The Company and its employees will, upon reasonable request, be available during normal business hours to consult with the Fund or its designee concerning this Agreement and/or any Related Agreement. (c) Each party will maintain and preserve all records as required by law to be maintained and preserved by it in connection with the performance of its obligations under this Agreement and any Related Agreement. Upon the reasonable request of another party, a party will provide copies of historical records relating to transactions between the Fund and the Accounts, written communications regarding the Fund to or from the Accounts and other materials that enable the requesting party to monitor and review the other party’s or parties’ performance or perform general customer supervision. The Company shall also maintain and preserve all records which would enable the Fund or its designee to substantiate the fees charged by the Company, the services provided by the Company and the internal controls over services provided by the Company as well as any other records reasonably required by the Fund or its designee. Upon reasonable request, the Company agrees to make these records available to the Fund or its designee. (d) From time-to-time, the Fund or its designee may submit a due diligence questionnaire to the Company, and the Company shall complete and return such due diligence questionnaire within a reasonable timeframe. Upon request, the Company shall promptly provide to the Fund or its designee a copy of its Statement on Standards for Attestation Engagements 16 Report (“SSAE 16”) and its Financial Intermediary Controls and Compliance Assessment. (e) The Company shall permit the Fund or its designee to conduct one physical audit per calendar year to ensure compliance with the terms of this Agreement and the Related Agreements. The Fund or its designee agrees to provide the Company with reasonable notice of their intention to conduct such an audit. For purposes of these audit privileges, the Company shall permit the authorized personnel of the Fund or its designee to have access to its books, records, information, systems and employees pertinent to the Company’s performance under this Agreement and/or any Related Agreement. The Fund or its designee will not perform any activity that materially interferes with any activities of the Company or its systems during the audit. The Company is entitled to observe all audit activity of the Fund or its designee, and the audit will be subject to such reasonable security and confidentiality measures as the Company may require. (f) Nothing in this Agreement will impose upon the Fund or its designee the obligation to review the Company’s practices, procedures and controls.

ARTICLE 3 Representations and Warranties 3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the Laws of the State of Illinois, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations. 3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws. 3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. 3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland. 3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company. 3.6 The Fund has adopted a Distribution Plan (the “Plan”) with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the 1940 Act. The Plan permits the Underwriter to pay to each Participating Insurance Company that enters into an agreement with the Underwriter to provide distribution-related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the average daily net asset value of the Class II shares and up to 0.25% of the average daily net asset value of Class III shares of each Portfolio held by such Participating Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund. All distribution-related services will be provided in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the SEC and FINRA, specifically including but not limited to Rule 22c-1(a) under the 1940 Act, all requirements to provide specific disclosures to Contract Owners regarding fees paid for such services, and the requirements of the applicable Portfolio’s prospectus and statement of additional information, this Agreement and any Related Agreement. 3.7 The Fund represents that it will comply and maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.7 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. 3.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future. 3.9 The Company represents and warrants that it shall maintain a reasonable risk-based program to comply with economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control (“OFAC”)), the European Union, the United Nations and other applicable jurisdictions (“Sanctions Laws”). The Company shall maintain policies, procedures and controls that are reasonably designed to ensure compliance with Sanctions Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and that it, the Contract owners and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (ii) are not Located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws. Company agrees that it will take reasonable steps to ensure that Contract owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists. Company will promptly inform BRIL in writing if with respect to the transactions in the Shares, Company becomes aware of any violations of Sanctions Laws by itself or any of the Contract owners or to the extent required by Applicable Law, any of their owners or controllers or if it or any of the Contract owners or any of their owners or controllers are the target of embargo or identified on any Sanctions Lists or if Company is otherwise unable to comply with its obligations under this Section 3.9. Company shall have an anti-money laundering program in place to comply with all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and/or other global legislation, where applicable. Company shall have in place written policies, procedures and controls designed to detect, prevent and report money Laundering or other suspicious activity and prohibit dealings with shell banks as well as a written customer identification program. The written customer identification program shall require the identification and verification of the identities of Company’s clients and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s). In addition, Company shall have a designated anti-money laundering compliance officer, and Company shall provide anti-money laundering training to its staff on an annual basis. Finally, Company’s anti-money laundering program shall provide for an independent audit of its anti-money laundering program on an annual basis. Company will promptly inform BRIL in writing, to the extent not prohibited by Applicable Law, if Company becomes aware of any violations of anti-money laundering laws by it with respect to the transactions in Shares or if Company is otherwise unable to comply with its obligations under this Section 3.9. Service Organization also agrees to provide BRIL with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable Fund Parties to fulfill their obligations under applicable Sanctions Laws and the USA PATRIOT ACT (including maintaining records for at least five years). Service Organization agrees to notify BRIL immediately in the event of its expulsion or suspension by the Illinois Department of Insurance or any self-regulatory organization with jurisdiction over it or of any pending or threatened action or proceeding by any regulatory authority or self-regulatory organization bearing on its ability to conduct business. Company agrees to promptly advise BRIL if it receives notice of any of the following: (1) any material Contract owner complaint, any litigation initiated or threatened, or any communication by a regulatory authority or self-regulatory organization which, in each case relates to the Fund or to a transaction in Shares of a Portfolio by it or (2) any examination by any regulatory authority or self-regulatory organization that may or has resulted in a material compliance deficiency, and Company agrees to promptly provide BRIL with such information and documentation thereon as BRIL may request. 3.10 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts’ investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this Agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts’ investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances. 3.11 The Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. ARTICLE 4 Potential Conflicts 4.1 The parties acknowledge that the Fund’s Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities Laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof. 4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. 4.3 If it is determined by a majority of the Directors, or a majority of the Directors who are not affiliated with BAL or the Underwriter (the “Disinterested Directors”), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. 4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares. 4.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares. 4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors. 4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors. 4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be. ARTICLE 5 Indemnification 5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the “Indemnified Parties” for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses: (a) arise out of or are based upon any untrue statements or untrue statements of any material fact contained in the registration statement, prospectus(es) or statements of additional information for the Contracts or in the Contracts themselves or in sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Company.

5.2 The Underwriter and the Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or Prospectus for the Fund (or any amendment or supplement thereto) (collectively, “Fund Documents” for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement of a material fact contained in Company Documents or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

(d) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Underwriter or the Fund. 5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement. 5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2. 5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. ARTICLE 6 Termination 6.1 This Agreement may be terminated by any party for any reason by sixty (60) days’ advance written notice to the other parties. 6.2 This Agreement may be terminated immediately upon written notice to the other parties at the option of either the Underwriter or the Fund: (a) if the Company violates applicable law, including without limitation, any applicable anti-money laundering laws, rules or regulations or any applicable Sanctions Laws (as defined herein) or is unable to abide by the compliance obligations set forth in this Agreement regarding anti-money laundering or sanctions, or (b) upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account(s), the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund’s or the Underwriter’s respective reasonable judgment, materially impair the Company’s ability to meet and perform the Company’s obligations and duties hereunder.

6.3 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law. 6.4 This Agreement may be terminated immediately upon written notice to the other parties by the Fund or the Underwriter, at either’s option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach. 6.5 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund or Underwriter breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach. 6.6 Notwithstanding any termination of this Agreement, the Fund and the Underwriter may continue to make available additional Shares of the Portfolios of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without Limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, in the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available to Existing Contracts after such termination; If the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect with respect to transactions in Shares by such Existing Contracts except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.6 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months. 6.7 The provisions of Section 2.11, Articles 5, 7 and 8 and Section 10 of Schedule C shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as Shares of the Fund are held on behalf of Contract owners. ARTICLE 7 Notices

Unless otherwise specified in this Agreement, any notice shall be sufficiently given when sent by registered or certified mail (postage prepaid, return receipt requested) or by prepaid courier (return receipt requested) to the other parties at the addresses of such parties set forth below or at such other addresses as such parties may from time to time specify in writing to the other parties in accordance with this Article 7. To the Advisor: With a copy to: BlackRock Advisors, LLC BlackRock, Inc. Attn: Jon Maro, Director Attn: General Counsel OnBoarding - Contracting 40 East 52nd Street 40 East 52nd Street New York, NY 10022 New York, NY 10022 To BRIL: with a copy to: BlackRock Investments, LLC BlackRock Investments, LLC Attn: Frank Porcelli Attn: Chief Compliance Officer Managing Director, 400 Howard Street Global Client Group San Francisco, CA 94105 55 East 52nd Street New York, NY 10022 If to the Company: with a copy to: Horace Mann Life Insurance Company Horace Mann Life Insurance Company Attn: General Counsel Attn: Matthew Sharpe-Exec. Vice President 1 Horace Mann Plaza 1 Horace Mann Plaza Springfield, IL 62715 Springfield, IL 62715

ARTICLE 8 Miscellaneous 8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. 8.2 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. 8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 8.4 This Agreement, including the attached schedules, shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to any conflict of laws provisions thereof that would cause the application of laws of any jurisdiction other than those of the State of New York, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. 8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities. 8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. 8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal Laws. 8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect. 8.9 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by a party without the written consent of the other parties. Any attempted assignment in violation of this Section 8.9 shall be null and void. 8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties. 8.11 This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, any agreements between the Company or its affiliates and (i) State Street Research & Management Company, its affiliates and/or the State Street

Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds previously advised by Merrill Lynch Investment Managers or one of its affiliates.

8.12 Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

8.13 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the Effective Date.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:

Name:

Title:

BLACKROCK INVESTMENTS, LLC

By:

Name:

Title:

Horace Mann Life Insurance Company

By:

Name:

Title:

Schedule A

Separate Accounts of Horace Mann Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc.

Horace Mann Life Insurance Company Separate Account

Horace Mann Life Insurance Company Qualified Group Annuity Separate Account

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of Horace Mann Life Insurance Company, including, but not limited to:

Fund Name	Class	CUSIP	Ticker
Equity Funds			
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Large Cap Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Growth V.I. Fund	III	09253L553	LGIII
BlackRock Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Value Opportunities V.I. Fund	I	09253L470	SMCPI
BlackRock Value Opportunities V.I. Fund	II	09253L462	SMCII
BlackRock Value Opportunities V.I. Fund	III	09253L454	SCIII
Fixed Income Funds			
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII
Index Fund			
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

21

Money Market Fund

BlackRock Government Money Market V.I. Fund*

I

09253L876

DMMKI

* No payments for administrative services will be made on this Portfolio.

Schedule C Shareholder Information Schedule entered into by and between BlackRock Investments, LLC and its successors, assigns and designees (“BRIL”) and the Intermediary. For Schedule C, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts: The term “Intermediary” shall mean Horace Mann Life Insurance Company, which is (i) a broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; (ii) in the case of a participant directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan’s participant records; or (iii) an insurance company. The term “Fund” shall mean any open-ended management investment company that is registered or required to register under Section 8 of the investment Company Act of 1940 and for which BRIL acts as distributor, and includes (i) an investment adviser to or administrator for the Fund; and (ii) the transfer agent for the Fund. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.1 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary in a separate account. The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary (“Contract”), or a participant in an employee benefit plan with a beneficial interest in a contract. The term “Shareholder-initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) transactions that are executed pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period. The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract. 1 As defined in SEC Rule 22c-2(b), term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

BRIL and the Intermediary hereby agree as follows: Shareholder Information 1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request of BRIL or the Fund, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government issued identifier (“GII”) and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions. 2. Period Covered by Request. Requests must set forth a specific period, which generally will not exceed 90 days from the date of the request, for which transaction information is sought. BRIL and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies (including, but not limited to, polices of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanges of Fund shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. 3. Form and Timing of Response. (a) Intermediary agrees to provide, promptly, but in any event not later than five (5) business days after receipt of a request from the Fund, BRIL or their designee, the requested information specified in Section 1. If requested by the Fund, BRIL or their designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (as defined in Rule 22c-2) (“indirect intermediary”) and, upon further request of the Fund, BRIL or their designee, promptly, but in any event not later than five (5) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, BRIL or their designee and the Intermediary; and (c) To the extent practicable, the format for any transaction information provided to the Fund, BRIL or their designee should be consistent with the NSCC Standardized Data Reporting Format. 4. Limitations on Use of Information. BRIL and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. 5. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from BRIL or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by BRIL or the Fund, in their sole discretion, as having engaged in transactions of the

Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies ( including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Fund Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing, or that would result in any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to BRIL or the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

6. Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. Timing of Response. Intermediary agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

8. Confirmation by Intermediary. Intermediary must provide written confirmation to BRIL and the Fund that instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9. Construction of the Schedule; Fund Participation Agreement. This Schedule C supplements the Fund Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Fund Participation Agreement, the terms of this Schedule C shall control.

10. Termination. This Schedule C will terminate upon the termination of the Fund Participation Agreement (except for obligations arising from trading activities that occurred prior to such termination and transactions in Shares by Existing Contracts pursuant to Section 6.6 of the Fund Participation Agreement).

PARTICIPATION AGREEMENT

by and among

DFA INVESTMENT DIMENSIONS GROUP INC.,

DIMENSIONAL FUND ADVISORS LP,

DFA SECURITIES LLC

and

HORACE MANN LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into this _lst day of _October 2016, by and among Horace Mann Life Insurance Company (the “Company”), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an “Account” and collectively, the “Accounts”); DFA Investment Dimensions Group Inc. (the “Fund”); the Fund’s investment adviser, Dimensional Fund Advisors LP (the “Adviser”); and DFA Securities LLC (“DFAS”) (individually, a “Party” and collectively, the “Parties”).

The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1. Sales of Shares/Procedures

1.1 Shares of the respective portfolios (individually, a “Portfolio” and collectively, the “Portfolios”) of the Fund listed on Schedule 1.1 hereto, as amended from time to time by the Parties, shall be sold by the Fund through its agent DFAS, and purchased by the Company for the appropriate subaccount of each Account, at the net asset value (“NAV”) next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) and statement(s) of additional information of the Fund that describe the Portfolios, and the variable annuity contracts or variable life insurance contracts (the “Contracts”) that use the Portfolios as underlying investment media; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and statement(s) of additional information shall control.

1.1(a) Transmission of Instructions For each Portfolio and for each account maintained by the Company with such Portfolio, the Company shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Fund), no more than ten (10) aggregate purchase orders as follows:

(i) five (5) purchase orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii) five (5) purchase orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System); and

no more than ten (10) aggregate redemption orders as follows:

(i) five (5) redemption orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii) five (5) redemption orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from each Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission (the “SEC”). “Business Day,” for the purposes of Subsections l.l(b)-(c) of this Agreement, shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule 1.1 and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the transmission deadlines described in Section 1.1(b) below. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.1(b) Transmission Deadlines for the Accounts The transmission of orders for the Accounts will be accepted by the Fund or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile or other electronic transmission approved by the Fund by 8:00 a.m. Eastern Time on the next Business Day following the Trade Date; provided however, that the Company will notify the Fund and the Adviser prior to transmitting Instructions via facsimile or Fund approved electronic transmission. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Fund or its transfer agent. The Company must notify the Fund of the existence of any such Instructions, and the Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, the Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

1.1 (c) Settlement Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day, then (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company’s designated bank, in immediately available funds, to the Portfolio’s custodial account at the Fund’s custodian; and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing. Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process; (ii) settling the redemption outside of Fund/SERV, if necessary, as determined in the sole discretion of the Adviser, at any time within seven (7) days after receipt of the redemption order, in accordance with relevant provisions of the 1940 Act; or (iii) making redemptions in any other manner provided for in the Portfolio’s then current prospectus(es) or statement(s) of additional information.

Nothing herein shall prevent the Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption of shares of a Portfolio in accordance with the provisions of the 1940 Act and the rules thereunder. The Fund will have no responsibility for the proper disbursement or crediting of redemption proceeds, and the Company will be solely responsible for such actions.

1.1(d) Errors The Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company’s representation to the Fund that the Instruction is accurate, complete and duly authorized by the Accounts whose shares are the subject of the Instruction. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an

Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolios upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in, or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s NAV per share, the Fund will follow its then current policy adopted for the sale and distribution of shares of the Portfolios regarding appropriate error correction standards. Any gain to the Company or an Account attributable to the incorrect calculation or reporting of a Portfolio’s daily NAV shall be immediately returned to the Portfolio. The Company agrees to make commercially reasonable efforts to recover from the Accounts any material losses incurred by the Adviser, the Fund, or the Portfolios as a result of the foregoing.

The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation. To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolios held in the name of the Company or a corresponding subaccount of the applicable Account.

1.2 The Fund will redeem the shares of the Portfolios when requested on behalf of the Company or the corresponding subaccount of the applicable Accounts at the NAV next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts. The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio. The Board of Directors of the Fund (the “Directors” or the “Board”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

1.3 The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, the then current prospectus(es), and statement(s) of additional information of the Fund that describe the Portfolios. Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts’ status under the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto (the “Code”), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

1.4 Issuance and transfer of shares of each Portfolio will be by book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares of a Portfolio purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

1.5 The Company will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. The Fund shall notify the Company or its delegates of the number of shares of a Portfolio so issued as payment of such dividends and distributions.

1.6 The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

1.7 The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company’s duties hereunder, in such form of correspondence as the Company, the Fund and the Adviser may mutually agree.

2. Proxy Solicitations and Voting

2.1 The Fund agrees that the terms on which the shares of any Portfolio are offered to the Accounts will not be materially altered without at least sixty (60) days’ prior written notice to the Company during any period when an Account owns shares of a Portfolio.

2.2 If and to the extent required by applicable law or by the terms of the Contracts, the Company shall:

(i) solicit voting instructions from the Contract holders;

(ii) vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders; and

(iii) vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received,

if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts. The Company reserves the right to vote Portfolio shares held in any Account in the Company’s own right, to the extent permitted by applicable law. The Company will calculate voting privileges in a manner consistent with other separate accounts investing in the Portfolios and in accordance with applicable law. The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company’s voting Portfolio shares held in any Account in the Company’s own right.

3. Representations and Warranties

3.1 The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, duly organized in good standing under applicable law, and that it has elected and qualified and will maintain (or, if newly organized, intends to elect and qualify for the period commencing with its inception and will maintain) its status as a domestic corporation under Section 953(d) of the Code. The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future. The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

3.2 The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.

3.3 The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

3.4 The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.5 This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company’s organizational documents or By-laws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

3.6 The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement. The Company will cooperate with the Fund in providing information as provided in Schedule 3.6 hereto and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund’s policies and procedures, including without limitation, restricting or prohibiting further purchases or exchanges of the shares of the Portfolios as provided in Schedule 3.6 hereto.

3.7 Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body, or are part of a material legal, administrative or other proceedings (either pending or, to the Company’s knowledge, threatened) that could materially and adversely affect the Company or their business or adversely impact its or their ability to consummate the transactions herein contemplated. The Company knows of no facts that might form the basis for the institution of such order, decree, judgment or proceedings.

3.8 Except as noted below, the disclosure contained in the applicable prospectus(es) or offering documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Company represents and warrants that all current and future prospectus(es) or offering documents with respect to the Accounts and other materials that mention the Company, the Fund, the Portfolios, the Adviser, or DFAS shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible for any disclosure that is provided to the Company in the Fund’s current prospectus(es) and statement(s) of additional information describing the Portfolios or the Fund’s registration statement on Form N-l A (the “Fund Registration Statement”) as filed with the SEC.

3.9 The Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland. The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland, to the extent required to perform this Agreement.

3.10 The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the “1933 Act”), and duly authorized for issuance; that the Fund shall amend the Fund Registration Statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered under, and complies and will continue to comply, in all material respects, with the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund, the Adviser, or DFAS.

3.11 The Fund represents and warrants that the Portfolios will take reasonable steps to satisfy (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of shares of a Portfolio so as to satisfy) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will take all reasonable steps to ensure that the Portfolios continue to satisfy such requirements. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements.

3.12 The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision), and that the Fund will take all reasonable steps to maintain such qualification, subject to the reservation of the right of the Directors to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or upon the Directors taking any such action.

3.13 The Company shall inform a Portfolio in writing if the Company determines that such Portfolio is not in compliance with applicable insurance laws.

3.14 DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

3.15 The Parties represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

3.16 Fund of Funds: The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77-85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015). In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation in each Portfolio’s investment process in contravention of the following, which the Parties represent and warrant to each other to be true: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion; (3) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy; (4) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio; (5) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio; (6) a Contract holder does not have, and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s shareholders or may be publicly available; (7) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio; and (8) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder’s Contract.

4. Sales Material and Information

4.1 The Company shall promptly inform DFAS as to the status of all sales literature filings and shall promptly notify DFAS of all approvals or disapprovals of sales literature filings with regulatory authorities. The Company shall promptly provide the Fund with copies of any Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

4.2 Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in:

(a) the Fund Registration Statement or prospectus(es) for the Fund, as amended or supplemented from time to time;

(b) published reports or statements of the Fund which are in the public domain or are approved by the Fund; or

(c) sales literature or other promotional material of the Fund or the Portfolios.

4.3 Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations concerning the Company, other than the information or representations contained in:

(a) a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;

(b) published reports or statements of the Contracts or the Accounts which are in the public domain or are approved by the Company; or

(c) sales literature or other promotional material of the Company.

Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Adviser, DFAS and the Fund from providing information about the Company or this Agreement to their directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

4.4 No Party shall use any other Party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above that relate to the Portfolios or their shares, and any other applicable documents or materials, in final form as filed with the SEC. If requested by the Company, the Fund shall provide such documentation (including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8 1/2” x 11” size camera-ready stat) at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year to have, at the Company’s expense, the current prospectus(es) for the Portfolios printed together in with the document describing the Contracts. In accordance with Section 2.2, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts, the Fund will provide to the Company at the Fund’s expense a number of proxy statements that the Company has reasonably requested and the Fund believes is legally sufficient. 4.6 The Company will provide to the Fund upon request at least one complete copy of all offering materials describing the Fund, the Portfolios and the Contracts, including application and investment election forms, Contract holder reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above and any other applicable documents or materials that relate to the Contracts and each Account. In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body. The Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda and any other filing in connection therewith with respect to the Accounts will not materially deviate from the form of such documents provided to the Fund. 4.7 For purposes of this Section 4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable securities laws and regulations. 4.8 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the other Parties promptly upon the occurrence of any event that the Company believes might necessitate a material modification or suspension. Nothing contained in this Section 4.8 shall be deemed to restrict the Company’s ability to modify its contract forms in a way that does not relate to or impact the Fund. 4.9 The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose. 5. Fees and Expenses 5.1 The Fund shall bear the cost of registration and qualification of the shares of the Portfolios; preparation and filing of the Portfolios’ prospectus(es) and the Fund Registration Statement, proxy materials and reports relating to the Portfolios; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios’ shares. 5.2 The Company shall assure that the Contracts are registered under the 1933 Act or are properly exempt from such registration, and that each Account is registered as a unit investment trust in accordance with the 1940 Act or is properly exempt from such registration. In those circumstances where the Company is relying upon a registration exemption, the Company will make every effort to maintain such an exemption and will notify the Fund, the Adviser and DFAS immediately upon having a reasonable basis for believing that such exemption no longer applies or might not in the future. The Company shall bear the expenses for the costs of preparation and any required filing of the Company’s prospectus, offering memoranda, registration statement and other materials and information with respect to the Contracts, including the Application and investment selection forms; preparation of all other statements and notices relating to the Accounts or the Contracts required by any applicable federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials and reports to Contract holders and prospective purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various jurisdictions under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company’s obligations hereunder.

6. Indemnification

6.1 Indemnification by the Company

6.1(a) The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or offering memoranda for the Contracts (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios; or

(ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise out of, or as a result of, any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v) arise out of, or result from, any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that the Company gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

6.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

6.2 Indemnification by DFAS

6.2(a) DFAS agrees to indemnify, defend and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii) arise out of, or as a result of, statements or representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the

Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv) arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b) DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.2(c) DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2(d) The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

6.3 Indemnification by the Adviser

6.3(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i) arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii) arise out of, or as a result of, statements or representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv) arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

6.3(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.3(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

6.3(d) The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7. Company Assistance to Directors

The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised.

8. Term and Termination

8.1 This Agreement may be terminated by any Party with or without cause on thirty (30) days’ advance written notice.

8.2 Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

8.4 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

8.5 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts that are issued or to be issued by the Company.

8.6 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

8.7 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury Regulations promulgated thereunder.

8.8 Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in its or their, as applicable, sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.9 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.10 Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving such notice, for any one of the following reasons:

(a) a change in control of any Party or such Party’s ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

(b) a material change in, or other material revision to, the Contracts or the prospectus(es) of the Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

(c) any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party’s participation in the subject matter of this Agreement.

8.11 Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

9. Notices

Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

If to the Fund: Catherine L. Newell, Esq. Vice President and Secretary DFA Investment Dimensions Group Inc. 6300 Bee Cave Road, Building One Austin, TX 78746 Facsimile Number: (512)306-7609 If to the Adviser: Catherine L. Newell, Esq. Vice President and Secretary Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 Facsimile Number: (512)306-7609 If to DFAS: Catherine L. Newell, Esq. Vice President and Secretary DFA Securities LLC 6300 Bee Cave Road, Building One Austin, TX 78746 Facsimile Number: (512)306-7609 If to the Company: Horace Mann Life Insurance Company 1 Horace Mann Plaza Springfield, IL 62715 Attn: General Counsel Facsimile No: (217) 535-7123 With a copy to: Horace Mann Life Insurance Company 1 Horace Mann Plaza Springfield, IL 62715 Attn: Director of Prospectus and Fund Co Admin. Facsimile No: (217) 535-7123

10. Miscellaneous

10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5 Each Party hereto grants to the other Parties the right to audit the Party’s records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the Parties hereto are entitled under state and federal laws.

10.7 Subject to the requirements of legal process and regulatory authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as such information may come into the public domain.

10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties hereto.

10.9 In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

10.11 In the event of any action or proceeding arising out of this Agreement, the Party bringing the action shall have the right to choose the applicable forum; provided, however, that no Party shall be deemed to have waived any objection based on forum non conveniens or any objection to venue in connection with the initially selected forum.

10.12 The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii) learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, “documentation”) that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(1) of the Code.

10.13 This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules, executed by all Parties to the Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above. Company: HORACE MANN LIFE INSURANCE COMPANY By: Name: Matthew P. Sharpe Title: Executive Vice President Fund: DFA INVESTMENT DIMENSIONS GROUP INC. By: Name: Jeff J. Joon Title: Vice President Adviser: DIMENSIONAL FUND ADVISORS LP By: Dimensional Holdings Inc., general partner By: Name: Kenneth M. Manell Title: Vice President DFAS: DFA SECURITIES LLC By: Name: CaroIyn O Title: Vice President

Schedule 1.1

VA U.S. Targeted Value Portfolio

SCHEDULE 3.6: Rule 22c-2 Provisions

1. Agreement to Provide Information. The Company (hereafter, an “Intermediary”) agrees to provide the Fund or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”)1, or other government-issued identifier (“GII”), if known, of any or all Contract holders or shareholder(s) of the account (together, “Shareholder(s)”) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request.

1.1. Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.

1.2. Form and Timing of Response.

1.2.1. Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

1.2.3. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

2 According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

1.3. Limitations on Use of Information. The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices. The Fund agrees to keep any nonpublic information furnished by the Intermediary confidential consistent with the Fund’s then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2. Agreement to Restrict Trading, Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.1. Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or Accounts or other agreed upon information to which the instruction relates.

2.2. Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3. Definitions. For purposes of this Schedule 3.6:

3.1. The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.2

3.2. The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

2 As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

3.3. The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

3.3.1. with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

3.3.2. with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4. The term “written” includes electronic writings and facsimile transmissions.

3.5. The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.1

3.6. The term “purchase” does not include the automatic reinvestment of dividends.

3.7. The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

3 “Financial intermediary” is defined in SEC Rule 22c-2(c)(l) as: “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan’s participant records.”

FIRST AMENDMENT TO THE

LETTER AGREEMENT BY AND BETWEEN

GOLDMAN SACHS ASSET MANAGEMENT, L.P. AND

HORACE MANN LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 1 TO THE LETTER AGREEMENT (the “Amendment”) is made and entered into as of the 31 day of October, 2016, by and between GOLDMAN SACHS ASSET MANAGEMENT, L.P. (the “GSAM”) and HORACE MANN LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein (the “Agreement”). This amendment is effective this 31 day of October, 2016.

WITNESSETH:

WHEREAS, GSAM and Company have entered into a Letter Agreement dated April 28, 2004 (the “Agreement”), which is incorporated herein by reference;

WHEREAS, Section 10 of the Agreement provides that the Agreement may be amended by written agreement signed by both parties;

WHEREAS, GSAM and Company desire to amend Section 5 of the Agreement; and

WHEREAS, GSAM and Company desire to add Schedule B and Schedule C to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1. Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2. Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

3. Section 5. Section 5 is hereby deleted in its entirety and replaced with the following:

Payment for Administrative Services. In consideration of the services to be provided by you, we shall pay you on a quarterly basis, from our assets, including GSAM’s bona fide profits as investment adviser to the Trust, amounts equal to those described in Schedule B. For purposes of computing the payment to the Company contemplated under this Section 5 for each Fund, the average aggregate net asset value of the relevant shares of the Fund held by the Separate Account over a one-month period shall be computed by totaling the Separate Account’s aggregate investment (share net asset value multiplied by total number of the relevant shares held by the Separate Account) in each Fund on each calendar day during the month, and dividing by the total number of calendar days during such month. The payment contemplated by this Section 5 shall be calculated by GSAM at the end of each calendar quarter and will be paid to the Company within sixty (60) business days thereafter.

4. Schedule B. Schedule B is hereby added to the Agreement.

5. Schedule C. Schedule C is hereby added to the Agreement.

* * * SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

Date:

By:

Name:

Title:

HORACE MANN LIFE INSURANCE COMPANY

Date:

By:

Name:

Title:

SCHEDULE B

Fees

Share Class of the Trust

Amounts per annum of the average

aggregate net asset value of shares of the

Trust held by the Separate Account under

the Participation Agreement

Equity Funds

- Service and Institutional Classes

25 basis points (0.25%)

Fixed Income Funds

- Service and Institutional Classes

0 basis points (0.00%)

Money Market Funds1

- Service and Institutional Class

0 basis points (0.00%)

1 The fee paid by GSAM to the Company on Money Market Funds may be reduced as described in Schedule C of This Agreement. You agree to be bound by the terms of such Schedule C and agree to any reduction in fees that may occur as described therein.

SCHEDULE C Goldman Sachs Trust Service Agreements Temporary Service Organization Fee Waiver Re: Supplemental Service Fee Waiver In accordance with the FSQ Funds’ established policies, all or substantially all of the net investment income for each share class of each FSQ Fund is declared as a dividend to shareholders daily. However, there may be times when yields in the U.S. money markets are low and in order to help assure that the investments of your customers in the FSQ Funds earn a daily net return, we may decide when certain conditions arise (discussed below) to waive fees that may typically be paid to you and other Service Organizations under the Supplemental Service Agreements. Methodology for Calculating the Fee Waiver Such fee waivers to Supplemental Service Fees to which you would otherwise be entitled as follows: We will calculate, at our sole discretion, the amount by which your Supplemental Service Fees will be waived for any given share class of any given FSQ Fund for any given month. Such amount shall be referred to as your “Supplemental Service Fee Waiver” for the month, and will be established as described below based on a percentage of the amount by which GSAM must waive its management fee. The rate by which management fees for any given FSQ Fund will be waived shall be calculated on a daily basis (the “Daily Management Fee Waiver Rate”) based on our good faith calculation as to the amount necessary to ensure that the Annualized Yield (as defined below) for any class of such Fund on such day would not be less than 0.01% (or such lower yield as we determine in our sole discretion). At the end of each month, the Trust will calculate an asset-weighted average of each day’s Daily Management Fee Waiver Rate (the ‘Average Daily Management Fee Waiver Rate”). In order to determine the rate by which your supplemental service fees will be waived in a given month (your “Monthly Supplemental Service Fee Waiver Rate”), the Trust will then multiply the Average Daily Management Fee Waiver Rate for the month by your “Supplemental Service Fee Waiver Percentage” for that particular Fund and share class. Your Supplemental Service Fee Waiver Percentage shall be equal to the annualized Supplemental Service Fee rate otherwise payable to you with respect to a given fund and share class divided by the annualized Management Fee rate payable to Goldman (gross of the Daily Management Fee Waiver Rate). Your Supplemental Service Fee Waiver for the month will then be calculated by applying your Monthly Supplemental Service Fee Waiver Rate to the amount of Supplemental Service Fees to which you would otherwise be entitled.

For purposes of the fee waiver described above:

(A) “Annualized Yield” will be calculated net of advisory and operating expenses in accordance with the standardized methodology prescribed by the Securities and Exchange Commission in Form N-1A, Item 21(a)(1), except that each Annualized Yield will be calculated for a one-day period rather than a seven-day period.

(B) The amount of the daily Supplemental Service Fee Waiver for any given month or share class will, in no event, be greater than the Supplemental Service Fee payable to you with respect to the same share class for the same day, without reference to the Supplemental Service Fees payable to you on such share class for any other day, or to the Annualized Yields of and Supplemental Service Fees payable with respect to any other share class.

(C) The Supplemental Service Fees not paid and waived for any day will be final and may not be subsequently recouped by you.

(D) The waiver of Supplemental Service Fees as set forth above will terminate with respect to a particular share class of an FSQ Fund upon GSAM’s determination that the Annualized Yield is likely to remain above 0.01%, but will thereafter continue in effect with respect to all other share classes as to which this Supplemental Service Fee Waiver has not been so terminated. GSAM may reinstate the payment suspension and Supplemental Service Fee Waiver if it subsequently determines that the Annualized Yield is likely to fall below 0.01%.

(E) The waiver of the Supplemental Service Fees as stated herein does not affect or alter in any way any of your other undertakings, if any, to waive such Fees under any provision of the Supplemental Service Agreements.

AMENDMENT TO PARTICIPATION AGREEMENT THIS AMENDMENT, made and entered into as of January 1, 2017, is to the Participation Agreement dated May 1, 2015 by and among MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS VARIABLE INSURANCE TRUST III, HORACE MANN LIFE INSURANCE COMPANY, and MFS FUND DISTRIBUTORS, INC. (the “Agreement”). WHEREAS, the Parties wish to add Horace Mann Retirement Planner Variable Annuity as a Policy subject to the Agreement. NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree to amend the Agreement as follows: 1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms. IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above. HORACE MANN LIFE INSURANCE MFS VARIABLE INSURANCE TRUST, COMPANY on behalf of the Portfolios By its authorized officer, By its authorized officer and not individually, By: [GRAPHICS] By: [GRAPHICS] Matthew P. Sharpe Ethan D. Corey Executive Vice President Assistant Secretary MFS FUND DISTRIBUTORS, INC. MFS VARIABLE INSURANCE TRUST II, By its authorized officer, on behalf of the Portfolios By its authorized officer and not individually, By: [GRAPHICS] By: [GRAPHICS] James A. Jessee Ethan D. Corey President Assistant Secretary MFS VARIABLE INSURANCE TRUST HI, on behalf of the Portfolios By its authorized officer and not individually, By: [GRAPHICS] Ethan D. Corey Assistant Secretary SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT Name of Separate Account and Date Established by Board of Directors Policies Funded by Separate Account Portfolios Applicable to Policies Horace Mann Life Insurance Company Separate Account Annuity Alternatives New Solutions Variable Solutions Maximum Solutions Maximum Solutions II Variable Solutions II Goal Planning Annuity Horace Mann Retirement Planner Variable Annuity (1) Horace Mann Life Insurance Company Qualified Group Annuity Separate Account Group Annuity (1) (1) Portfolios Applicable to Policies: VIT I MFS Core Equity Series MFS Global Equity Series MFS Growth Series MFS Investors Growth Stock Series MFS Investors Trust Series MFS Mid Cap Growth Series MFS New Discovery Series MFS Research Bond Series MFS Research International Series MFS Research Series MFS Total Return Series MFS Utilities Series MFS Value Series VIT II MFS Blended Research Core Equity Portfolio MFS Bond Portfolio MFS Core Equity Portfolio MFS Emerging Markets Equity Portfolio MFS Global Governments Portfolio MFS Global Growth Portfolio MFS Global Research Portfolio MFS Global Tactical Allocation Portfolio MFS Government Securities Portfolio MFS High Yield Portfolio MFS International Growth Portfolio MFS International Value Portfolio MFS Massachusetts Investors Growth Stock Portfolio MFS Money Market Portfolio MFS Research International Portfolio MFS Strategic Income Portfolio MFS Technology Portfolio VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

SCHEDULE A Effective as of September 1, 2016, this Schedule A is hereby amended as follows: Name of Separate Account And Date Established by Board of Directors Contracts Funded by Separate Account Designated Portfolios Horace Mann Life Insurance Company All contracts T. Rowe Price Equity Series, Separate Account (Est. Oct. 1965) included in the Horace Inc. Mann Life Insurance T. Rowe Price Blue Chip Growth Company Separate Account Portfolio Horace Mann Life Insurance Group Including but not limited to T. Rowe Price Equity Income Annuity Separate Account Annuity Alternatives, Portfolio-II (Est. March 2002) Annuity Alternatives II, New Solutions, Horace Mann 401(k) Separate Account Variable Solutions, T. Rowe Price Fixed Income (Est. August 1989) Variable Solutions II Series, Inc. Maximum Solutions T. Rowe Price Government Money and Max Sol II Portfolio Goal Planning Annuity

IN WITNESS WHEREOF, Horace Mann Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of May, 2006. COMPANY: HORACE MANN LIFE INSURANCE COMPANY By its authorized officer By: [GRAPHICS] Title: Executive Vice President Date: 8/22/16 FUND: T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer By: [GRAPHICS] Title: Vice President Date: 8/30/2016 FUND: T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer By: [GRAPHICS] Title: Vice President Date: 8/30/2016 UNDERWRITER: T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer By: [GRAPHICS] Title: Vice President Date: 8/30/2016

May 16, 2007 Horace Mann Life Insurance Ms. Maureen Bolinger 1 Horace Mann Plaza Springfield, Illinois 62715 Re: Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company (the “Company”),dated December 19, 2006, as amended (the “Participation Agreement”) Dear Ms. Bolinger: The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the “Current Funds”) are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new Variable Insurance Products Fund V (“Fund V”). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit. In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a “Fund” party under the terms of the Participation Agreement (the “Amendment”) and (2) the assignment of all of the Current Funds’ rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. Your signature below will indicate the Company’s consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization. Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Fidelity Investments Institutional 100 Salem Street Services Company, Inc. Smithfield, RI 02917

Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions. Very truly yours, FIDELITY DISTRIBUTORS CORPORATION By: [GRAPHIC HERE] Name: William Loehning Title: Executive Vice President VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V By: [GRAPHIC HERE] Name: Kimberley Monasterio Title: Treasurer The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 5th day of June 2007: HORACE MANN LIFE INSURANCE By: [GRAPHIC HERE] Name:[ILLEGIBLE] Title:[ILLEGIBLE] Please keep one copy and return the other to: Sharon Salter Director, Contracts Management Fidelity Investments 100 Salem Street, 02N Smithfield RI 02917

EXHIBIT A AFFECTED PORTFOLIOS FUND V PORTFOLIOS Variable Insurance Products Fund Variable Insurance Products Fund V Money Market Portfolio Money Market Portfolio Variable Insurance Products Fund II Asset Manager Portfolio Asset Manager Portfolio Asset Manager: Growth Portfolio Asset Manager: Growth Portfolio Investment Grade Bond Portfolio Investment Grade Bond Portfolio Variable Insurance Products Fund IV Freedom Income Portfolio Freedom Income Portfolio Freedom 2005 Portfolio Freedom 2005 Portfolio Freedom 2010 Portfolio Freedom 2010 Portfolio Freedom 2015 Portfolio Freedom 2015 Portfolio Freedom 2020 Portfolio Freedom 2020 Portfolio Freedom 2025 Portfolio Freedom 2025 Portfolio Freedom 2030 Portfolio Freedom 2030 Portfolio FundsManager 20% Portfolio FundsManager 20% Portfolio FundsManager 50% Portfolio FundsManager 50% Portfolio FundsManager 70% Portfolio FundsManager 70% Portfolio FundsManager 85% Portfolio FundsManager 85% Portfolio Strategic Income Portfolio Strategic Income Portfolio

FIRST AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT Among VARIABLE INSURANCE PRODUCTS FUNDS, FIDELITY DISTRIBUTORS CORPORATION and HORACE MANN LIFE INSURANCE COMPANY HORACE MANN LIFE INSURANCE COMPANY (“Company”), FIDELITY DISTRIBUTORS CORPORATION (“Underwriter”) and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV (each a “Fund” and collectively, the “Funds”) entered into an AMENDED AND RESTATED PARTICIPATION AGREEMENT dated as of the 19th day of December, 2006 (the “Agreement”). The parties hereby agree to amend the Agreement as follows: 1) The following is hereby deleted from Paragraph 1.11 B(a): “[or if daily feeds of transaction information on an ongoing basis: Unless otherwise directed by the Fund, the Company agrees to provide the information specified in Section 1.1 1B. for each trading day.]” 2) Paragraph 1.11 B(c) is hereby deleted in its entirety and replaced with the following: “The Fund agrees not to use the information received for any other purpose other than the purpose specified in the agreement and not to disclose such information without the prior written consent of the Company.” 3) Except as expressly provided for herein, all provisions of the Agreement remain in effect.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in is name and on its behalf by its duly authorized representative as of December 19, 2006. HORACE MANN LIFE INSURANCE FIDELITY DISTRIBUTORS COMPANY CORPORATION By: [GRAPHICS] By: [GRAPHICS] Name: Frank D’Ambra Name: [ILLEGIBLE] Title: Senior Vice President Title: [ILLEGIBLE] VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV By: [GRAPHICS] Name: [ILLEGIBLE] Title: [ILLEGIBLE]

AMENDED AND RESTATED PARTICIPATION AGREEMENT Among VARIABLE INSURANCE PRODUCTS FUNDS, FIDELITY DISTRIBUTORS CORPORATION and HORACE MANN LIFE INSURANCE COMPANY THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the 19th day of December, 2006 by and among HORACE MANN LIFE INSURANCE COMPANY, (hereinafter the “Company”), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”). RECITALS WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and WHEREAS, Fidelity Management & Research Company (the “Adviser”) is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors’of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value; AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:

ARTICLE A. Amendment and Restatement; Form of Agreement

This agreement shall amend and supersede the following Agreement(s) as of the date stated above among the Funds, Distributor and Company with respect to all investments by the Company or its separate accounts in each Fund prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below.

Participation Agreement(s) among Company, Fidelity Distributors Corporation (“Fidelity Distributors”) and Variable Insurance Product Fund, Variable Insurance Product Fund II and Variable Insurance Product Fund HI

In addition, the parties hereby amend and restate their agreements herein.

Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Distributor had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

ARTICLE I. Sale of Fund Shares

1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Boston time on the next following Business Day. Beginning within three months of the effective date of this Agreement, the Company agrees that all order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. The Fund agreed to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. 1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans. No shares of any Portfolio will be sold to the general public. 1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales. 1.5. The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares or share classes that are subject to redemption fees. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share classes that later become subject to redemption fees, in the absence of an additional written agreement signed by all parties. 1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. 1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall sease to be the responsibility of the Company and shall become the responsibility of the Fund. 1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

1.11. The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.

A. Accordingly, the Company represents and warrants that:

(a) all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. e.s.t);

(b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures regarding excessive trading as set forth in the Fund’s prospectus, but in no event shall this provision require the Company to breach any terms of its existing Contracts.;

(c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.

B. The Company agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Contract Owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract Owner (s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

(a) The Fund will request information pursuant to Section 1.11B. which sets forth a specific period for which transaction information is sought. The Fund may request transaction information it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. [or if daily feeds of transactions information on an ongoing basis. Unless otherwise directed by the fund, the Company agrees to provided the information specified in Section 1.11B. for each trading day. ] (b) The Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Company’s books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested information from Contract Owners who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund Shares from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the 1940 Act. (c) The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company. C. The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Contract Owner that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, except that this provision shall not require the Company to breach any terms of its existing contracts with Contract owners. (a) Instructions from the Fund will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Contract Owner(s) or account(s) or other agreed upon information to which the instruction relates. (b) The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

(c) The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five business days after the instructions have been executed. D. For purposes of this paragraph: (a) The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act. (b) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company. (c) The term “Contract Owner” means the holder of interests in a variable annuity or variable life insurance contract issued by the Company. (d) The term “written” includes electronic writings and facsimile transmissions. 1.12 A. Company agrees to comply with its obligations under applicable anti-V money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the “BSA”). B. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (collectively, the “Sanctions”); or (ii) any of the Special Measures. C. The Company hereby represents, covenants and warrants to the Fund and the Underwriter that: (a) None of the Company’s employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special

Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will contravene any of the Sanctions or Special Measures;

(b) As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and

(c) The Company, including any of the Company’s affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.

D. The Company agrees to notify the Fund and the Underwriter or the Portfolios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized; and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 245.21 of the Illinois Insurance Code and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Illinois and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its [ILLEGIBLE] The Fund shall register and qualify the shares for sale in accordance with these laws [ILLEGIBLE] states only if and to the extent deemed advisable by the Fund or the of the [ILLEGIBLE]

2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5.(a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a “no fee” or “defensive” Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Illinois and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Illinois to the extent required to perform this Agreement.

2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. 2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act. 2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws. 2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. 2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and. that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies. ARTICLE III. Prospectuses and Proxy Statements; Voting 3.1. The Underwriter shall provide the Company with as many printed copies of the Fund’s current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the

Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2. The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from the Fund).

3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4. If and to the extent required by law the Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

(iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in The registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other Than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement on Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the

Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. 4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities. 4.6. The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published. 4.7. For purposes of this Article TV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials. ARTICLE V. Fees and Expenses 5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares. 5.3. The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund. ARTICLE VI. Diversification 6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the—Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. ARTICLE VII. Potential Conflicts 7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action of interpretative letter, or any similar action insurance, tax, or securities regulatory authorities; (c) an administrative or [ILLEGIBLE] judicial Vision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. 7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. 7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account. 7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material Incconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and Implement orders by the Company for the purchase (and redemption) of shares of the [ILLEGIBLE] 7.5. If a material irreconcilable conflict arises because a particular state increase regulator’s decision applicable to the Company conflicts with the majority of the [ILLEGIBLE] regulators, then the Company will withdraw the affected Account’s investment in [ILLEGIBLE] terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. 7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. 7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or—Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended of adopted. ARTICLE VIII. Indemnification 8.1. Indemnification By The Company 8.1(a). The Company agrees to indemnify and hold harmless the Fund and each trustee, of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties”

for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. 8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable. 8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate; at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional. counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. 8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund. 8.2. Indemnification by the Underwriter 8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the [ILLEGIBLE] Parties” for purposes of this Section 8.2) against any and all losses, claims, Usages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified [ILLEGIBLE] may become subject under any statute, at common law or otherwise, insofar [ILLEGIBLE] losses, claims, damages, liabilities or expenses (or actions in respect thereof) [ILLEGIBLE] are related to the sale or acquisition of, or investment in, the Fund’s shares [ILLEGIBLE] Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

(iv) arise as a result of any failure by the Fund to provide the service and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. 8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable. 8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. 8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings’ against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account. 8.3. Indemnification By the Fund 8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation

(including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and: (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. 8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable. 8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and [ILLEGIBLE] of any additional counsel retained by it, and the Fund will not be liable to such [ILLEGIBLE] this Agreement for any legal or other expenses subsequently incurred by such [ILLEGIBLE] in connection with the defense there of other than reasonable costs of [ILLEGIBLE]

8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Fund and the, Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VIE of this Agreement.

10.3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), DC (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with section 10.2, except that the Fund and Underwriter shall have no further obligation to make Fund shares available in Contract issued after termination.

10.4. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so. ARTICLE XI. Notices Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. If to the Fund: 82 Devonshire Street Boston, Massachusetts 02109 Attention: Treasurer If to the Company: HORACE MANN LIFE INSURANCE COMPANY #1 Horace Mann Plaza Springfield, Illinois 62715 Attention: Senior Vice President of Life, Annuity and Group If to the Underwriter: 82 Devonshire Street Boston, Massachusetts 02109 Attention: Treasures

ARTICLE XII. Miscellaneous 12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. 12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. 12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. 12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. 12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance. Regulations and any other applicable law or regulations. 12.7 The rights, remedies and obligations contained in this Agreement are [ILLEGIBLE] and are in addition to any and all rights, remedies and obligations, at law or in equity which the parties hereto are entitled to under state and federal laws. 12.8. This Agreement or any of the rights and obligations hereunder may [ILLEGIBLE] by any party without the prior written consent of all parties hereto; [ILLEGIBLE] however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.

12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a) the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b) the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative. HORACE MANN LIFE INSURANCE COMPANY By: [GRAPHIC HERE] Name: Frank D’ Ambra Its: Senior Vice President VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND IV By: [GRAPHIC HERE] Name: Christine Reynolds Their: Senior Vice President FIDELITY DISTRIBUTORS CORPORATION By: [GRAPHIC HERE] Name: Bill Loehning Title: Executive Vice President Date:

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors Policy Form Numbers of Contracts Funded By Separate Account

Horace Mann Life Insurance Company IC-427000 IC-408000

Separate Account; 1949 IC-450000 IC-428000

Horace Mann 401(k) IC-447000 IC-438000

Horace Mann Life Insurance Group Annuity IC-451000 IC-431000

Separate Account; 2002 IC-426000 IC-430000

Horace Mann Life Insurance Company Qualified IC-429000 IC-441000

Group Annuity Separate Account; 2006 IC-414000 IC-417000

IC 443000 IC-418000

IC-437000

SCHEDULE B PROXY VOTING PROCEDURE The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below. 1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting. 2. Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date. Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date. 3. The Fund’s Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers’ receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates. 4. The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate (“Fidelity Legal”) must approve the Card before it-is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes: a. name (legal name as found on account registration) b. address c. Fund or account number d. coding to state number of units e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund) (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include: a. Voting Instruction Card(s) b. One proxy notice and statement (one document) c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent d. “urge buckslip”—optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.) e. cover letter—optional, supplied by Company and reviewed and approved in advance by Fidelity Legal. 6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal. 7. Package mailed by the Company. * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards. 8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry. Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by Fidelity in the past. 9. Signatures on Card checked against legal name on account registration which was printed on the Card. Note: For Example, If the account registration is under “Bertram C. Jones, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually. 11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount. 12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format. 13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting. 14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification. 15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards. 16. All approvals and “signing-off’ may be done orally, but must always be followed up in writing.

SUB-LICENSE AGREEMENT Agreement effective as of this 19th of December, 2006, by and between Fidelity Distributors Corporation (hereinafter called “Fidelity”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and HORACE MANN LIFE INSURANCE COMPANY (hereinafter called “Company”), a company organized and existing under the laws of the State of Illinois, with a principal place of business at #1 Horace Mann Plaza, Springfield, Illinois. WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename “FIDELITY INVESTMENTS” and is the owner of a trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of each of which is attached hereto as Exhibit “A”; and WHEREAS, FMR Corp. has granted a license to Fidelity (the “Master License Agreement”) to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with distribution of “sales literature and other promotional material” with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, “sales literature and other promotional material” shall have the same meaning as in the certain Participation Agreement dated as of the _19th day of _December_, 2006, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter “Participation Agreement”); and WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows: 1. Fidelity hereby grants to Company a non-exclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein. 2. Company acknowledges that FMR Corp. is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp. 3. Company agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity. 4. Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp. and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp. upon receipt of notice of same from Fidelity or FMR Corp. 5. Company agrees that the nature and quality of all of the Promotional Material distributed by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity. 6. Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request. 7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material. 8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp. shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp. 9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity. shall have the right to terminate this agreement at any time upon notice to Company, with or without cause. Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement. 10. Company shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation, reasonable attorneys’ fees and all court costs, arising out of use of the Fidelity Trademarks by Company. 11. In consideration for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license. 12. This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control. 13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts. IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written. FIDELITY DISTRIBUTORS CORPORATION By: [GRAPHIC HERE] Name: Bill Loehning Title: Executive Vice President Date: 1/23/07 HORACE MANN LIFE INSURANCE COMPANY By: [GRAPHIC HERE] Name: Frank D’Ambra Title: Senior Vice President

EXHIBIT A Int. CI.: 36 Prior U.S. Cls.: 101 and 102 Reg. No. 1,481,040 United States Patent and Trademark Office Registered Mar. 15, 1988 SERVICE MARK PRINCIPAL REGISTER FMR CORP. (MASSACHUSETTS CORPORATION) 82 DEVONSHIRE STREET BOSTON, MA 02109, ASSIGNEE OF FIDELITY DISTRIBUTORS CORPORATION (MASSACHUSETTS CORPORATION) BOSTON, MA 02109 FOR: MUTUAL FUND AND STOCK BROKERAGE SERVICES, IN CLASS 36 (U.S. CLS. 101 AND 102) FIRST USE 2-22-1984; IN COMMERCE 2- 22-1984. NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE “INVESTMENTS”, APART FROM THE MARK AS SHOWN. SER. NO. 641,707, FILED 1-28-1987 RUSS HERMAN, EXAMINING ATTORNEY 3.HORMANNLF